Exhibit (b)(2)

SHELTON FUNDS

Amendment Number One to The By-Laws

Dated August 8, 2006

RESOLVED, that effective May 7, 2020, each reference to “California Investment Trust” in the Bylaws of Shelton Funds shall be amended and restated in its entirety as “Shelton Funds”.